Discussion and Reconciliation of Non-GAAP Measures

We believe the following measures are relevant and useful information to investors as they are part of AT&T's internal management reporting and planning processes and are important metrics that management uses to evaluate the operating performance of AT&T and its segments. Management also uses these measures as a method of comparing performance with that of many of our competitors. These measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with U.S. generally accepted accounting principles (GAAP). Prior periods have been recast to conform to the current period presentation to remove cash flows and equity in net income from our investment in DIRECTV, which we have agreed to sell to TPG Capital.

Free Cash Flow

Free cash flow is defined as cash from operations minus cash flows related to our DIRECTV equity investment (cash distributions minus cash taxes from DIRECTV), minus capital expenditures and cash paid for vendor financing (classified as financing activities). Free cash flow after dividends is defined as cash from operations minus cash flows related to our DIRECTV equity investment, capital expenditures, cash paid for vendor financing and dividends on common and preferred shares. Free cash flow dividend payout ratio is defined as the percentage of dividends paid on common and preferred shares to free cash flow. We believe these metrics provide useful information to our investors because management views free cash flow as an important indicator of how much cash is generated by routine business operations, including capital expenditures and vendor financing, and makes decisions based on it. Management also views free cash flow as a measure of cash available to pay debt and return cash to shareowners.

Free Cash Flow and Free Cash Flow Dividend Payout Ratio
Dollars in millions
	First Quarter
	2025	2024
Net Cash Provided by Operating Activities	$9,049	$7,547
Less: Distributions from DIRECTV classified as operating activities	(1,423)	(324)
Less: Cash taxes paid on DIRECTV	—	149
Less: Capital expenditures	(4,277)	(3,758)
Less: Payment of vendor financing	(203)	(841)
Free Cash Flow	3,146	2,773

Less: Dividends paid	(2,091)	(2,034)
Free Cash Flow after Dividends	$1,055	$739
Free Cash Flow Dividend Payout Ratio	66.5%	73.4%

Cash Paid for Capital Investment

In connection with capital improvements, we negotiate with some of our vendors to obtain favorable payment terms of 120 days or more, referred to as vendor financing, which are excluded from capital expenditures and reported in accordance with GAAP as financing activities. We present an additional view of cash paid for capital investment to provide investors with a comprehensive view of cash used to invest in our networks, product developments and support systems.

Cash Paid for Capital Investment
Dollars in millions
	First Quarter
	2025	2024
Capital expenditures	$(4,277)	$(3,758)
Payment of vendor financing	(203)	(841)
Cash paid for Capital Investment	$(4,480)	$(4,599)

EBITDA

Our calculation of EBITDA, as presented, may differ from similarly titled measures reported by other companies. For AT&T, EBITDA excludes other income (expense) – net, and equity in net income (loss) of affiliates, as these do not reflect the operating results of our subscriber base or operations that are not under our control. Equity in net income (loss) of affiliates represents the proportionate share of the net income (loss) of affiliates in which we exercise significant influence, but do not control. Because we do not control these entities, management excludes these results when evaluating the performance of our primary operations. EBITDA also excludes interest expense and the provision for income taxes. Excluding these items eliminates the expenses associated with our capital and tax structures. Finally, EBITDA excludes depreciation and amortization in order to eliminate the impact of capital investments. EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP.

EBITDA service margin is calculated as EBITDA divided by service revenues.

These measures are used by management as a gauge of our success in acquiring, retaining and servicing subscribers because we believe these measures reflect AT&T's ability to generate and grow subscriber revenues while providing a high level of customer service in a cost-effective manner. Management also uses these measures as a method of comparing cash generation potential with that of many of its competitors. The financial and operating metrics which affect EBITDA include the key revenue and expense drivers for which management is responsible and upon which we evaluate performance.

We believe EBITDA Service Margin (EBITDA as a percentage of service revenues) to be a more relevant measure than EBITDA Margin (EBITDA as a percentage of total revenue) for our Mobility business unit operating margin. We also use wireless service revenues to calculate margin to facilitate comparison, both internally and externally with our wireless competitors, as they calculate their margins using wireless service revenues as well.

There are material limitations to using these non-GAAP financial measures. EBITDA, EBITDA margin and EBITDA service margin, as we have defined them, may not be comparable to similarly titled measures reported by other companies. Furthermore, these performance measures do not take into account certain significant items, including depreciation and amortization, interest expense, tax expense and equity in net income (loss) of affiliates. For market comparability, management analyzes performance measures that are similar in nature to EBITDA as we present it, and considering the economic effect of the excluded expense items independently as well as in connection with its analysis of net income as calculated in accordance with GAAP. EBITDA, EBITDA margin and EBITDA service margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP.

EBITDA and Adjusted EBITDA
Dollars in millions
	First Quarter
	2025	2024
Net Income	$4,692	$3,751
Additions:
Income Tax Expense	1,299	1,118
Interest Expense	1,658	1,724
Equity in Net (Income) of Affiliates	(1,440)	(295)
Other (Income) Expense - Net	(455)	(451)
Depreciation and amortization	5,190	5,047
EBITDA	10,944	10,894
Transaction, legal and other costs	79	32
Benefit-related (gain) loss	6	(39)
Asset impairments and abandonments and restructuring	504	159
Adjusted EBITDA[1]	$11,533	$11,046
[1]See "Adjusting Items" section for additional discussion and reconciliation of adjusted items.

Segment and Business Unit EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions
	First Quarter
	2025	2024
Communications Segment
Operating Income	$6,991	$6,745
Add: Depreciation and amortization	4,973	4,730
EBITDA	$11,964	$11,475

Total Operating Revenues	$29,560	$28,857
Operating Income Margin	23.7%	23.4%
EBITDA Margin	40.5%	39.8%

Mobility
Operating Income	$6,740	$6,468
Add: Depreciation and amortization	2,526	2,487
EBITDA	$9,266	$8,955

Total Operating Revenues	$21,570	$20,594
Service Revenues	16,651	15,994
Operating Income Margin	31.2%	31.4%
EBITDA Margin	43.0%	43.5%
EBITDA Service Margin	55.6%	56.0%

Business Wireline
Operating Income (Loss)	$(98)	$64
Add: Depreciation and amortization	1,498	1,362
EBITDA	$1,400	$1,426

Total Operating Revenues	$4,468	$4,913
Operating Income Margin	(2.2)%	1.3%
EBITDA Margin	31.3%	29.0%

Consumer Wireline
Operating Income	$349	$213
Add: Depreciation and amortization	949	881
EBITDA	$1,298	$1,094

Total Operating Revenues	$3,522	$3,350
Operating Income Margin	9.9%	6.4%
EBITDA Margin	36.9%	32.7%

Latin America Segment
Operating Income	$43	$3
Add: Depreciation and amortization	150	177
EBITDA	$193	$180

Total Operating Revenues	$971	$1,063
Operating Income Margin	4.4%	0.3%
EBITDA Margin	19.9%	16.9%

Adjusting Items

Adjusting items include revenues and costs we consider non-operational in nature, including items arising from asset acquisitions or dispositions, including the amortization of intangible assets. While the expense associated with the amortization of certain wireless licenses and customer lists is excluded, the revenue of the acquired companies is reflected in the measure and that those assets contribute to revenue generation. We also adjust for net actuarial gains or losses associated with our pension and postemployment benefit plans due to the often-significant impact on our results (we immediately recognize this gain or loss in the income statement, pursuant to our accounting policy for the recognition of actuarial gains and losses). Consequently, our adjusted results reflect an expected return on plan assets rather than the actual return on plan assets, as included in the GAAP measure of income.

The tax impact of adjusting items is calculated using the adjusted effective tax rate during the quarter except for adjustments that, given their magnitude, can drive a change in the effective tax rate, in these cases we use the actual tax expense or combined marginal rate of approximately 25%.

Adjusting Items
Dollars in millions
	First Quarter
	2025	2024
Operating Expenses
Transaction, legal and other costs[1]	$79	$32
Benefit-related (gain) loss	6	(39)
Asset impairments and abandonments and restructuring	504	159
Adjustments to Operations and Support Expenses	589	152
Amortization of intangible assets	9	15
Adjustments to Operating Expenses	598	167
Other
Equity in net income of DIRECTV	(1,423)	(324)
Benefit-related (gain) loss, impairments of investments and other	64	254
Adjustments to Income Before Income Taxes	(761)	97
Tax impact of adjustments	(165)	22
Adjustments to Net Income	(596)	75
Preferred stock redemption gain	(90)	—
Adjustments to Net Income Attributable to Common Stock	(686)	75
[1]Includes costs associated with legacy legal matters and the expected resolution of certain litigation associated with cyberattacks disclosed in 2024, which is presented net of expected insurance recoveries.

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA service margin and Adjusted diluted EPS are non-GAAP financial measures calculated by excluding from operating revenues, operating expenses, other income (expense) and income tax expense, certain significant items that are non-operational or non-recurring in nature, including dispositions and merger integration and transaction costs, actuarial gains and losses, significant abandonments and impairments, benefit-related gains and losses, employee separation and other material gains and losses. Management believes that these measures provide relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends.

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA service margin and Adjusted diluted EPS should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP. AT&T's calculation of Adjusted items, as presented, may differ from similarly titled measures reported by other companies.

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA and Adjusted EBITDA Margin
Dollars in millions
	First Quarter
	2025	2024
Operating Income	$5,754	$5,847
Adjustments to Operating Expenses	598	167
Adjusted Operating Income	$6,352	$6,014

EBITDA	$10,944	$10,894
Adjustments to Operations and Support Expenses	589	152
Adjusted EBITDA	$11,533	$11,046

Total Operating Revenues	$30,626	$30,028

Operating Income Margin	18.8%	19.5%
Adjusted Operating Income Margin	20.7%	20.0%
Adjusted EBITDA Margin	37.7%	36.8%

Adjusted Diluted EPS
	First Quarter
	2025	2024
Diluted Earnings Per Share (EPS)	$0.61	$0.47
Equity in net income of DIRECTV	(0.15)	(0.03)
Restructuring and impairments	0.05	0.06
Benefit-related, transaction, legal and other items	—	(0.02)
Adjusted EPS	$0.51	$0.48
Year-over-year growth - Adjusted	6.3%
Weighted Average Common Shares Outstanding with Dilution (000,000)	7,223	7,193

Net Debt to Adjusted EBITDA

Net Debt to EBITDA ratios are non-GAAP financial measures frequently used by investors and credit rating agencies and management believes these measures provide relevant and useful information to investors and other users of our financial data. Our Net Debt to Adjusted EBITDA ratio is calculated by dividing the Net Debt by the sum of the most recent four quarters Adjusted EBITDA. Net Debt is calculated by subtracting cash and cash equivalents and deposits at financial institutions that are greater than 90 days (e.g., certificates of deposit and time deposits), from the sum of debt maturing within one year and long-term debt.

Net Debt to Adjusted EBITDA - 2025
Dollars in millions
	Three Months Ended
	June 30,	Sept. 30,	Dec. 31,	March 31,	Four Quarters
	2024[1]	2024[1]	2024[1]	2025
Adjusted EBITDA	$11,337	$11,586	$10,791	$11,533	$45,247
End-of-period current debt					8,902
End-of-period long-term debt					117,259
Total End-of-Period Debt					126,161
Less: Cash and Cash Equivalents					6,885
Less: Time Deposits					150
Net Debt Balance					119,126
Annualized Net Debt to Adjusted EBITDA Ratio					2.63
1As reported in AT&T's Form 8-K filed January 27, 2025.

Net Debt to Adjusted EBITDA - 2024
Dollars in millions
	Three Months Ended
	June 30,	Sept. 30,	Dec. 31,	March 31,	Four Quarters
	2023[1]	2023[1]	2023[1]	2024[1]
Adjusted EBITDA	$11,053	$11,203	$10,555	$11,046	$43,857
End-of-period current debt					7,060
End-of-period long-term debt					125,704
Total End-of-Period Debt					132,764
Less: Cash and Cash Equivalents					3,520
Less: Time Deposits					500
Net Debt Balance					128,744
Annualized Net Debt to Adjusted EBITDA Ratio					2.94
1As reported in AT&T's Form 8-K filed January 27, 2025.

Supplemental Operational Measures

As a supplemental presentation to our Communications segment operating results, we are providing a view of our AT&T Business Solutions results which includes both wireless and fixed operations. This combined view presents a complete profile of the entire business customer relationship and underscores the importance of mobile solutions to serving our business customers. Our supplemental presentation of business solutions operations is calculated by combining our Mobility and Business Wireline operating units, and then adjusting to remove non-business operations. The following table presents a reconciliation of our supplemental Business Solutions results. Prior period amounts have been conformed to the current period’s presentation.

Supplemental Operational Measures
First Quarter
March 31, 2025	March 31, 2024
Mobility	Business Wireline	Adj.[1]	Business Solutions	Mobility	Business Wireline	Adj.[1]	Business Solutions	Percent Change
Operating Revenues
Wireless service	$16,651	$—	$(14,202)	$2,449	$15,994	$—	$(13,608)	$2,386	2.6%
Legacy and other transitional services	—	2,475	—	2,475	—	2,997	—	2,997	(17.4)%
Fiber and advanced connectivity services	—	1,780	—	1,780	—	1,703	—	1,703	4.5%
Wireless equipment	4,919	—	(4,136)	783	4,600	—	(3,834)	766	2.2%
Wireline equipment	—	213	—	213	—	213	—	213	—%
Total Operating Revenues	21,570	4,468	(18,338)	7,700	20,594	4,913	(17,442)	8,065	(4.5)%

Operating Expenses
Operations and support	12,304	3,068	(10,106)	5,266	11,639	3,487	(9,526)	5,600	(6.0)%
EBITDA	9,266	1,400	(8,232)	2,434	8,955	1,426	(7,916)	2,465	(1.3)%
Depreciation and amortization	2,526	1,498	(2,062)	1,962	2,487	1,362	(2,033)	1,816	8.0%
Total Operating Expenses	14,830	4,566	(12,168)	7,228	14,126	4,849	(11,559)	7,416	(2.5)%
Operating Income (Loss)	$6,740	$(98)	$(6,170)	$472	$6,468	$64	$(5,883)	$649	(27.3)%

Operating Income Margin	6.1%	8.0%	(190)	BP
[1]Non-business wireless reported in the Communications segment under the Mobility business unit.